Exhibit 24.1
POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Larry A. Mizel, David D. Mandarich, Robert N. Martin and Joseph H. Fretz, and each of them, as attorneys-in-fact, with full power of substitution, in any and all capacities, to sign a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 in connection with the offering by M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), of $5,000,000,000 of securities, which may consist of the Company’s Common Stock, par value $.01 per share, Preferred Stock, par value $.01 per share and/or Debt Securities and including the guaranties of such Debt Securities by the subsidiaries of M.D.C. Holdings, Inc. listed in the Registration Statement, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the Financial Industry Regulatory Authority; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Larry A. Mizel	Executive Chairman and a Director	June 28, 2022
Larry A. Mizel	(Principal Executive Officer)

/s/ Robert N Martin	Senior Vice President, Chief Financial Officer	June 28, 2022
Robert N. Martin	and Principal Accounting Officer (Principal
Financial and Accounting Officer)

/s/ David D. Mandarich	President, Chief Executive Officer and a Director	June 28, 2022
David D. Mandarich

/s/ Raymond T. Baker	Director	June 28, 2022
Raymond T. Baker

/s/ Michael A. Berman	Director	June 28, 2022
Michael A. Berman

/s/ David E. Blackford	Director	June 28, 2022
David E. Blackford

/s/ Herbert T. Buchwald	Director	June 28, 2022
Herbert T. Buchwald

/s/ Courtney L. Mizel	Director	June 28, 2022
Courtney L. Mizel

/s/ Paris G. Reece III	Director	June 28, 2022
Paris G. Reece III

/s/ David Siegel	Director	June 28, 2022
David Siegel

/s/ Janice Sinden	Director	June 28, 2022
Janice Sinden

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